Heritage-Crystal Clean, Inc. Announces Record First Quarter 2021 Financial Results

First Quarter Highlights Include:

•Net income was $9.2 million, a record for a 12-week quarter and up 74% compared to $5.3 million in the first quarter of 2020.

•Diluted earnings per share was a record for a 12-week quarter at $0.39, up 70%, or $0.16, from $0.23 for the first quarter of 2020.

•Oil Business segment revenue was a first quarter record of $35.9 million compared to $29.8 million in the year-ago quarter.

•Oil Business segment profit before corporate selling, general, and administrative expenses was a record $10.1 million with record operating margin of 28.1%.

•EBITDA was a record $16.5 million, up 35% compared to $12.2 million in the first quarter of 2020.

•Adjusted EBITDA was a first quarter record $17.7 million, up 34% compared to $13.3 million in the first quarter of 2020.

ELGIN, IL, May 4, 2021 — Heritage-Crystal Clean, Inc. (Nasdaq: HCCI), a leading provider of parts cleaning, used oil re-refining, and hazardous and non-hazardous waste services primarily focused on small and mid-sized customers, today announced results for the first quarter which ended March 27, 2021.

First Quarter Review

Revenue for the first quarter of 2021 was $105.4 million compared to $107.3 million for the same quarter of 2020, a decrease of 1.8%.

Overall Operating Margin jumped to 24.8% due to strong Oil Business segment results, compared to 18.4% during the first quarter of 2020. Our first quarter corporate SG&A expense was $13.4 million, or 12.8% of revenues, compared to 12.5 million, or 11.6% of revenues, for the first quarter of 2020.

Net income for the first quarter was $9.2 million compared to $5.3 million in the year earlier quarter. Diluted earnings per share was $0.39 compared to $0.23 in the year-ago quarter.

During the first quarter we amended our credit agreement and paid off our $30 million Term A loan. As of the end of the first quarter we had no debt outstanding under our revolving loan and we had $46.7 million of cash on our balance sheet.

President and CEO Brian Recatto commented, "We are very pleased with the level of profitability achieved during the first quarter and realize it would not have been possible without the support of our loyal customers and the unrelenting efforts of our entire team."

Segments

Our Environmental Services segment includes parts cleaning, containerized waste, wastewater and vacuum, antifreeze recycling, and field services. Environmental Services revenue was $69.5 million during the quarter compared to our record performance in the first quarter of fiscal 2020 of $77.5 million. The 10.3% decrease in revenue was mainly due to a large field services project which occurred during the first quarter of 2020 but did not reoccur during the first quarter of fiscal 2021 as well as lingering impacts from the COVID-19 pandemic. Environmental Services profit before corporate selling, general, and administrative expenses was $16.0 million, or 23.0% of revenue, compared to $18.8 million, or 24.2% of revenue, in the year-ago quarter. The decrease in operating margin was mainly driven by lower revenue, higher disposal and health and welfare costs as well as lower labor cost efficiency.

Recatto commented, "During the first quarter our team continued to make progress in overcoming the negative effects of the COVID-19 pandemic. We are proud of the fact that our team worked hard to provide the great service our customers have come to expect while doing so in a safe manner despite the disruptive winter storms which occurred in several parts of the U.S. market."

Our Oil Business segment includes used oil collection activities, re-refining activities, and sales of recycled fuel oil. During the first quarter of fiscal 2021, Oil Business revenues were a first quarter record of $35.9 million, an increase of $6.1 million, or 21%, compared to $29.8 million in the first quarter of fiscal 2020. A 20% increase in lubricating base oil revenue was the main driver of the increase along with an increase in used oil collection revenue compared to the prior year quarter. Oil Business segment operating margin increased sharply to a record 28.1% in the first quarter of 2021 compared to 3.1% in the first quarter of fiscal 2020. The higher operating margin compared to the first quarter of 2020 was mainly due to a $0.34 per gallon increase in the spread between the netback (sales price net of freight impact) on our base oil sales and the price paid/charged to our customers for the removal of their used oil.

Recatto commented, "We continued to execute well at our re-refinery during the first quarter which enabled us to produce 12% more base oil volume compared to the prior year quarter. This allowed us to take advantage of favorable base oil pricing conditions and produce record profitability in our Oil Business segment."

COVID-19 Update

During the first quarter of 2021, we continued executing the Company's pandemic response plan to combat the COVID-19 outbreak-induced downturn in our business and remain focused on ensuring the health and safety of all our employees and their families.

Safe Harbor Statement

All references to the “Company,” “we,” “our,” and “us” refer to Heritage-Crystal Clean, Inc., and its subsidiaries. This release contains forward-looking statements that are based upon current management expectations. Generally, the words "aim," "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "project," "should," "will be," "will continue," "will likely result," "would" and similar expressions identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements or industry results to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. These risks, uncertainties and other important factors include, among others: developments in the COVID-19 pandemic and the resulting impact on our business and operations, general economic conditions and downturns in the business cycles of automotive repair shops, industrial manufacturing businesses and small businesses in general; increased solvent, fuel and energy costs and volatility, including a drop in the price of crude oil, the selling price of lubricating base oil, solvent, fuel, energy, and commodity costs; our ability to enforce our rights under the FCC Environmental purchase agreement; our ability to pay our debt when due and comply with our debt covenants; our ability to successfully operate our used oil re-refinery and to cost-effectively collect or purchase used oil or generate operating results; increased market supply or decreased demand for base oil; further consolidation and/or declines in the United States automotive repair and manufacturing industries; the impact of extensive environmental, health and safety and employment laws and regulations on our business; legislative or regulatory requirements or changes adversely affecting our business; competition in the industrial and hazardous waste services industries and from other used oil re-refineries; claims and involuntary shutdowns relating to our handling of hazardous substances; the value of our used solvents and oil inventory, which may fluctuate significantly; our ability to expand our non-hazardous programs for parts cleaning; our dependency on key employees; our level of indebtedness, which could affect our ability to fulfill our obligations, impede the implementation of our strategy, and expose us to interest rate risk; the impact of legal proceedings and class action litigation on us and our ability to estimate the cash payments we will make under litigation settlements; our ability to effectively manage our network of branch locations; the control of The Heritage Group over the Company; and the risks identified in the Company's Annual Report on Form 10-K filed with the SEC on March 2, 2021. Given these uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. We assume no obligation to update or revise them or provide reasons why actual results may differ. The information in this release should be read in light of such risks and in conjunction with the consolidated financial statements and the notes thereto included elsewhere in this release.

About Heritage-Crystal Clean, Inc.

Heritage-Crystal Clean, Inc. provides parts cleaning, used oil re-refining, and hazardous and non-hazardous waste services primarily to small and mid-sized customers in the vehicle maintenance sector as well as manufacturers and other industrial businesses. Our service programs include parts cleaning, containerized waste management, used oil collection and re-refining, wastewater and vacuum, waste antifreeze collection, recycling and product sales, and field services. These services help our customers manage their used chemicals and liquid and solid wastes, while also helping to minimize their regulatory burdens. Our customers include businesses involved in vehicle maintenance operations, such as car dealerships, automotive repair shops, and trucking firms, as well as small-to-medium sized manufacturers, such as metal product fabricators and printers, and other industrial businesses. Through our used oil re-refining program during fiscal 2020, we recycled approximately 61 million gallons of used oil into high quality lubricating base oil, and we are a supplier to firms that produce and market finished lubricants. Through our antifreeze program during fiscal 2020 we recycled approximately 3.7 million gallons of spent antifreeze which was used to produce a full line of virgin-quality antifreeze products. Through our parts cleaning program during fiscal 2020 we recycled 4 million gallons of used solvent into virgin-quality solvent to be used again by our customers. Through our containerized waste program during fiscal 2020 we collected 20 tons of regulated waste which was sent for energy recovery. Through our wastewater and vacuum services program during fiscal 2020 we treated approximately 52 million gallons of wastewater. Heritage-Crystal Clean, Inc. is headquartered in Elgin, Illinois, and operates through 89 branches serving approximately 89,000 customer locations.

Conference Call
The Company will host a conference call on Wednesday May 5, 2021 at 9:30 AM Central Time, during which management will give a brief presentation focusing on the Company's operations and financial results. Interested parties can listen to the audio webcast available through our company website, http://crystal-clean.com/investor-relations/, and can participate on the call by dialing (833) 772-0398. After dialing the number, you will be required to provide the following passcode before being joined to the conference call: 4669677.

The Company uses its website to make information available to investors and the public at www.crystal-clean.com.
CONTACT: Mark DeVita, Chief Financial Officer, at (847) 836-5670

Heritage-Crystal Clean, Inc.
Condensed Consolidated Balance Sheets
(In Thousands, Except Share and Par Value Amounts)
(Unaudited)

	March 27, 2021	January 2, 2021

ASSETS
Current assets:
Cash and cash equivalents	$46,669	$67,575
Accounts receivable - net	52,614	48,479
Inventory - net	25,530	24,978
Assets held for sale	2,446	2,446
Other current assets	5,574	8,005
Total current assets	132,833	151,483
Property, plant and equipment - net	154,747	153,016
Right of use assets	76,089	78,942
Equipment at customers - net	23,930	23,111
Software and intangible assets - net	18,484	19,576
Goodwill	35,541	35,541
Other assets	677	—
Total assets	$442,301	$461,669

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$31,017	$29,663
Current portion of lease liabilities	18,988	19,198
Contract liabilities - net	2,235	1,983
Accrued salaries, wages, and benefits	5,201	6,647
Taxes payable	10,136	10,592
Other current liabilities	5,306	4,918
Total current liabilities	72,883	73,001
Lease liabilities, net of current portion	57,584	60,294
Long-term debt, less current maturities	—	29,656
Deferred income taxes	24,517	21,218
Total liabilities	$154,984	$184,169

STOCKHOLDERS' EQUITY:
Common stock - 26,000,000 shares authorized at $0.01 par value, 23,390,434 and 23,340,700 shares issued and outstanding at March 27, 2021 and January 2, 2021, respectively	$234	$233
Additional paid-in capital	201,758	201,148
Retained earnings	85,325	76,119
Total stockholders' equity	287,317	277,500

Total liabilities and stockholders' equity	$442,301	$461,669

Heritage-Crystal Clean, Inc.
Condensed Consolidated Statements of Income
(In Thousands, Except per Share Amounts)
(Unaudited)

	First Quarter Ended,
	March 27, 2021	March 21, 2020

Revenues
Service revenues	$57,700	$63,757
Product revenues	42,266	37,722
Rental income	5,416	5,785
Total revenues	$105,382	$107,264

Operating expenses
Operating costs	$76,771	$83,250
Selling, general, and administrative expenses	12,188	11,522
Depreciation and amortization	3,782	5,268
Other (income) expense - net	(108)	272
Operating income	12,749	6,952
Interest expense – net	324	214
Income before income taxes	12,425	6,738
Provision for income taxes	3,219	1,447
Net income	$9,206	$5,291

Net income per share: basic	$0.39	$0.23
Net income per share: diluted	$0.39	$0.23

Number of weighted average shares outstanding: basic	23,373	23,239
Number of weighted average shares outstanding: diluted	23,509	23,422

Heritage-Crystal Clean, Inc.
Reconciliation of Operating Segment Information
(Unaudited)

First Quarter Ended,
March 27, 2021
(thousands)	Environmental Services	Oil Business	Corporate and Eliminations	Consolidated
Revenues
Service revenues	$53,303	$4,397	$—	$57,700
Product revenues	10,747	31,519	—	42,266
Rental income	5,407	9	—	5,416
Total revenues	$69,457	$35,925	$—	$105,382
Operating expenses
Operating costs	51,880	24,891	—	76,771
Operating depreciation and amortization	1,579	948	—	2,527
Profit before corporate selling, general, and administrative expenses	$15,998	$10,086	$—	$26,084
Selling, general, and administrative expenses			12,188	12,188
Depreciation and amortization from SG&A			1,255	1,255
Total selling, general, and administrative expenses			$13,443	$13,443
Other (income) - net			(108)	(108)
Operating income				12,749
Interest expense – net			324	324
Income before income taxes				$12,425

First Quarter Ended,
March 21, 2020
(thousands)	Environmental Services	Oil Business	Corporate and Eliminations	Consolidated
Revenues
Service revenues	$60,960	$2,797	$—	$63,757
Product revenues	10,728	26,994	—	37,722
Rental income	5,765	20	—	5,785
Total revenues	$77,453	$29,811	$—	$107,264
Operating expenses
Operating costs	56,404	26,846	—	83,250
Operating depreciation and amortization	2,271	2,055	—	4,326
Profit before corporate selling, general, and administrative expenses	$18,778	$910	$—	$19,688
Selling, general, and administrative expenses			11,522	11,522
Depreciation and amortization from SG&A			942	942
Total selling, general, and administrative expenses			$12,464	$12,464
Other expense - net			272	272
Operating income				6,952
Interest expense – net			214	214
Income before income taxes				$6,738

Heritage-Crystal Clean, Inc.
Reconciliation of our Net Income Determined in Accordance with U.S. GAAP to Earnings Before Interest, Taxes, Depreciation & Amortization (EBITDA) and to Adjusted EBITDA
(Unaudited)

	First Quarter Ended,

(thousands)	March 27, 2021	March 21, 2020
Net income	$9,206	$5,291

Interest expense – net	324	214

Provision for income taxes	3,219	1,447

Depreciation and amortization	3,782	5,268

EBITDA (a)	$16,531	$12,220

Non-cash compensation (b)	1,218	1,070

Adjusted EBITDA (c)	$17,749	$13,290

(a)	EBITDA represents net income before provision for income taxes, interest income, interest expense, depreciation and amortization. We have presented EBITDA because we consider it an important supplemental measure of our performance and believe it is frequently used by analysts, investors, our lenders, and other interested parties in the evaluation of companies in our industry. Management uses EBITDA as a measurement tool for evaluating our actual operating performance compared to budget and prior periods. Other companies in our industry may calculate EBITDA differently than we do. EBITDA is not a measure of performance under U.S. GAAP and should not be considered as a substitute for net income prepared in accordance with U.S. GAAP. EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Some of these limitations are:

EBITDA does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

EBITDA does not reflect interest expense or the cash requirements necessary to service interest or principal payments on our debt;

EBITDA does not reflect tax expense or the cash requirements necessary to pay for tax obligations; and

Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements.

We compensate for these limitations by relying primarily on our U.S. GAAP results and using EBITDA only as a supplement.

(b)	Non-cash compensation expenses which are recorded in SG&A.

(c)	We have presented Adjusted EBITDA because we consider it an important supplemental measure of our performance and believe it may be used by analysts, investors, our lenders, and other interested parties in the evaluation of our performance. Other companies in our industry may calculate Adjusted EBITDA differently than we do. Adjusted EBITDA is not a measure of performance under U.S. GAAP and should not be considered as a substitute for net income prepared in accordance with U.S. GAAP. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under U.S. GAAP.